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                                                                    Exhibit 3(i)


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         INTERNET SERVICE NETWORK, INC.


     INTERNET SERVICE NETWORK, INC. (the "Corporation"), existing pursuant to the General Corporation Law of the State of Delaware, desiring to give notice of corporate action effectuating the amendment and restatement of its Certificate of Incorporation, sets forth the following facts:

     (1) The Corporation was established under the laws of the State of Delaware on August 31, 1999, as Hawkeye Corporation. On March 22, 2000, Hawkeye Corporation entered into an agreement with Internet Service Network, Inc., providing for the merger of Internet Service Network, Inc. into Hawkeye Corporation. The merger was consummated on March 23, 2000, and the name of the corporation changed to Internet Service Network, Inc.

     (2) The date of filing of the Corporation's original Certificate of Incorporation was August 31, 1999.

     (3) The Corporation's name, immediately prior to this filing, is Internet Service Network, Inc. Upon filing of this Amended and Restated Certificate of Incorporation, the Corporation's name will be changed to ISNI.net, Inc.

     (4) This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     (5) The text of the Amended and Restated Certificate of Incorporation is revised to read as follows.


                                   ARTICLE ONE
                                      NAME

     The name of the Corporation is ISNI.net, Inc.


                                   ARTICLE TWO
                           REGISTERED OFFICE AND AGENT

     The post office address of the registered office of the Corporation and the name of its registered agent and its business address is

                          Incorporating Services, Ltd.
                          15 East North Street
                          P.O. Box 899
                          Dover, Delaware  19901
                          County of Kent


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     The registered agent is a resident of the State of Delaware.


                                  ARTICLE THREE
                                     PURPOSE

     The Corporation is organized to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                  ARTICLE FOUR
                                    DURATION

     The Corporation shall have perpetual existence.


                                  ARTICLE FIVE
                                  CAPITAL STOCK

     A. The aggregate number of shares of stock which the Corporation shall have authority to issue is 120,000,000 shares, consisting of 100,000,000 shares of Common Stock having a par value of $.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $.0001 per share.

     B. (1) The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares of each such series and the qualifications, limitations, or restrictions thereof.

          (2) The authority of the Board of Directors with respect to each series Preferred Stock shall include, but not be limited to, determination of following:

               a. the number of shares constituting that series and the distinctive designation of that series;

               b. the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

               c. whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

               d. whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               e. whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after


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          which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

               f. whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

               g. the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

               h. any other relative rights, preferences, and limitations of that series.

     C. Each share of Common Stock has one vote on each matter on which the share is entitled to vote.

     D. A majority vote of a quorum of Stockholders (consisting of the holders of a majority of the shares entitled to vote, represented in person or by proxy) is sufficient for any action which requires the vote or concurrence of Stockholders, unless otherwise required or permitted by law or the bylaws of the Corporation.


                                   ARTICLE SIX
                               PRE-EMPTIVE RIGHTS

     No Stockholder or other person shall have any pre-emptive rights whatsoever.


                                  ARTICLE SEVEN
                                    DIRECTORS

     A. Except as specified in Paragraph B below, Directors shall be nominated, elected, hold office, and be removed from office only in the manner provided by the bylaws of the Corporation. The number of Directors of the Corporation shall be fixed by or pursuant to the bylaws of the Corporation.

     B. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any meeting of stockholders. Cumulative voting shall not be permitted.


                                  ARTICLE EIGHT
                        LIMITATION ON DIRECTOR LIABILITY

     A. No person, by virtue of being or having been a director of the Corporation, shall have any personal liability for monetary damages to the Corporation or any of its Stockholders for any breach of fiduciary duty except as to the extent provided in Paragraph B below.


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     B. The limitation provided for in this Article shall not eliminate or limit the liability of a director to the Corporation or its Stockholders for: (i) any breach of the director's duty of loyalty to the Corporation or its Stockholders;
(ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) any unlawful payment of dividends or unlawful stock purchases or redemptions in violation of Section 174 of the General Corporation Law of Delaware; or (iv) any transaction for which the director derived an improper personal benefit.


                                  ARTICLE NINE
                INTERESTED DIRECTORS, OFFICERS, AND STOCKHOLDERS

     A. No contract or other transaction between the Corporation and any of its directors, officers, or Stockholders, or any corporation or firm in which any of them are directly or indirectly interested, shall be invalid solely because of this relationship or because of the presence of the director, officer, or Stockholder at the meeting of the Board of Directors or committee authorizing the contract or transaction, or his participation or vote in the meeting or authorization, provided that the conditions of Paragraph (1) or (2) below are met.

          (1) The material facts of the relationship or interest of each such Director, officer, or Stockholder are known or disclosed:

               (a) to the Board of Directors or the committee, and it nevertheless authorizes or ratifies the contract or transaction by a majority of the Directors present (each such interested Director should be counted in determining whether a quorum is present not in calculating the majority necessary to carry the vote), OR

               (b) to the Stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present (each such interested person should be counted for quorum and voting purposes).

          (2) The contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, the committee, or the Stockholders.


                                   ARTICLE TEN
                                 INDEMNIFICATION

     A. The Corporation shall indemnify, to the extent provided in Paragraphs B, D, or F below to the extent permitted from time to time by law:

          (1) any person who is or was director, officer, agent, or employee of the Corporation; and

          (2) any person who serves or served at the Corporation's request as a director, officer, agent, employee, partner, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise.


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     B. In case of a suit by or in the right of the Corporation against a person named in Paragraph A by reason of his holding a position named in Paragraph A, the Corporation shall indemnify him for expenses (including attorney's fees, but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit, provided that such person satisfies the standard in Paragraph C below.

     C. In case of a suit by or in the right of the Corporation, a person named in Paragraph A shall be indemnified only if:

          (1) he is successful on the merits or otherwise; or

          (2) he acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, he shall not be indemnified in respect of any claim, issue, or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication, but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     D. In the case of a suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or in the right of the Corporation against a person named in Paragraph A by reason of his holding a position named in Paragraph A, the Corporation shall indemnify him, if he satisfies the standard in Paragraph E below, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the suit as:

          (1) expenses (including attorney's fees);
          (2) amounts paid in settlement;
          (3) judgments; and
          (4) fines.

     E. In the case of a nonderivative suit, a person named in Paragraph A shall be indemnified only if:

          (1) he is successful on the merits or otherwise; or

          (2) he acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person failed to satisfy this Paragraph E(2).

     F. A determination that the standard of Paragraph C or E has been satisfied may be made by a court of law or equity, or the determination may be made by:


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          (1) a majority of the directors of the Corporation (whether or not a quorum) who were not parties to the action, suit, or proceeding;

          (2) independent legal counsel (appointed by a majority of the directors of the Corporation, whether or not a quorum, or elected by Stockholders of the Corporation) in a written opinion; or

          (3) the Stockholders of the Corporation.

     G. Anyone making a determination under Paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

     H. The Corporation may pay in advance any expenses (including attorney's fees) which may become subject to indemnification under Paragraphs A-G if:

          (1) the Board of Directors authorizes the specific payment; and

          (2) the person receiving the payment undertakes in writing to repay such advanced payment(s) unless it is ultimately determined that he is entitled to indemnification by the Corporation under Paragraphs A-G.

     I. The indemnification provided by Paragraphs A-G shall not be exclusive of any other rights to which a person may be entitled by law or by bylaw, agreement, vote of Stockholders or disinterested directors, or otherwise.

     J. The indemnification and advance payment provided by Paragraphs A-H shall continue as to a person who has ceased to hold a position named in Paragraph A and shall inure to his heirs, executors, and administrators.

     K. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Paragraph A against any liability incurred by him in any such positions or arising out of this status as such, whether or not the Corporation would have power to indemnify him against such liability under Paragraphs A-H.

     L. Indemnification payments, advance payments, and insurance purchases and payments made under Paragraphs A-K shall be reported in writing to the Stockholders of the Corporation with the next notice of annual meeting, or within six months, whichever is sooner.

     M. Any changes in the General Corporation Law of Delaware increasing, decreasing, amending, changing, or otherwise affecting the indemnification of directors, officers, agents, or employees of the Corporation shall be incorporated by reference in this Article as of the date of such changes without further action by the Corporation, its Board of Directors, or Stockholders, it being the intention of this Article that directors, officers, agents, and employees of the Corporation shall be indemnified to the maximum degree allowed by the General Corporation Law of the State of Delaware at all times.


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                                 ARTICLE ELEVEN
                              ACQUISITION PROPOSALS

     A. The Board of Directors shall base the response of the Corporation to any "Acquisition Proposal" on the Board of Directors' evaluation of what is in the best interest of the Corporation.

     B. In evaluating what is in the best interest of the Corporation, the Board of Directors shall consider all relevant factors including, without limitation:

          (1) The best interest of the stockholders which, for this purpose, requires the Board of Directors to consider, among other factors, not only the consideration offered in the Acquisition Proposal in relation to the then current market price of the Corporation's stock, but also in relation to the current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of the Corporation as an independent entity or as the subject of a future Acquisition Proposal;

          (2) Such other factors as the Board of Directors determines to be relevant, including, among other factors, the long-term and short-term interests of the Corporation and its subsidiaries and their businesses and properties, and the social, legal, and economic effects upon the employees, suppliers, customers, creditors, and other affected persons, firms, and corporations and on the communities and geographical areas in which the Corporation and its subsidiaries operate or are located.

     C. "Acquisition Proposal" means any proposal for the consolidation or merger of the Corporation with another corporation, any share exchange involving the Corporation's outstanding capital stock, any liquidation or dissolution of the Corporation, any transfer of all or a material portion of the assets of the Corporation, and any tender offer or exchange offer for any of the Corporation's outstanding stock.


                                 ARTICLE TWELVE
                                     BY-LAWS

     The power to alter, amend, or repeal the bylaws or adopt new bylaws is vested in the Board of Directors, subject to repeal or change by action of the Stockholders.


                                ARTICLE THIRTEEN
                                   AMENDMENTS

     A. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     B. The provisions set forth in this Article Thirteen and in Articles Seven, Eight, Nine, Ten, Eleven, and Twelve of this Certificate of Incorporation may not be altered, amended, or repealed in any respect, and new provisions inconsistent therewith may not be adopted unless


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such action is approved by the affirmative vote of the holders of at least 80%
of all of the outstanding shares of capital stock of the Corporation entitled to vote on such matter at a meeting of stockholders called for that purpose, except that if the Board of Directors, by an affirmative vote of at least 66-2/3% of the entire Board of Directors, recommends approval of such amendment to this Certificate of Incorporation to the stockholders, such approval may be effected by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation present in person or represented by proxy and entitled to vote on such matter at a meeting of stockholders called for that purpose.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Werner K. Ebner, its President, and attested to by Lesly Benoit, Jr., its Secretary, on this 31st day of May, 2000.


                                        /s/ Werner K. Ebner
                                        ----------------------------------------
                                        Werner K. Ebner, President


Attest:

/s/ Lesly Benoit, Jr.
---------------------------------------
Lesly Benoit, Jr., Secretary


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